.

Exhibit 10.1

CONCHO RESOURCES INC.

2015 STOCK INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

JANUARY 2, 2018

To:       E. Joseph Wright

            Concho Resources Inc., a Delaware corporation (the “Company”), is pleased to grant you an award (the “Award”) consisting of an aggregate of 11,253 performance units (each, a “Performance  Unit”) that have a performance period beginning on January 1, 2018 through December 31, 2020 (the “Performance  Period”). The Award is subject to your acceptance of and agreement to all the applicable terms, conditions and restrictions described in this Performance Unit Award Agreement (this “Agreement”) and the Concho Resources Inc. 2015 Stock Incentive Plan (as such plan may be amended or restated thereafter from time to time, the “Plan”). A copy of the Plan is available upon request. To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. The Performance Units contemplated herein are granted as Performance Awards under the Plan and are subject to the award limitations applicable to awards denominated in shares of the Company’s common stock (the “Common  Stock”) that are set forth in Paragraph V(a) of the Plan.

Terms that have their initial letters capitalized, but that are not otherwise defined in this Agreement, shall have the meanings given to them in the Plan in effect as of the date of this Agreement. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(a)        “Employment Agreement” means that certain Employment Agreement between you and the Company as in effect on the date of this Agreement, including as amended by (i) that certain First Amendment to Employment Agreement between you and the Company dated as of November 19, 2010, and (ii) that certain Retirement Agreement between you and the Company entered into as of May 17, 2017.

(b)        “Retirement Date” shall have the meaning assigned to such term under the Employment Agreement.

            This Agreement sets forth the terms of the agreement between you and the Company with respect to the Performance Units. By accepting this Agreement, you agree to be bound by all of the terms hereof.

            1.         Overview of Performance Units.

            (a)        Performance Units Generally. Each Performance Unit represents a contractual right to receive one share of Common Stock, subject to the terms and conditions of this Agreement; provided that, based on the achievement of the performance objective outlined in Section 2 hereof (the “Performance  Objective”), the number of shares of Common Stock that may be deliverable hereunder in respect of the Performance Units may range from 0% to 300% of the number of Performance Units stated in the preamble to this Agreement (such stated number of Performance Units hereafter called the “Initial  Performance  Units”). Your right to receive Common Stock in respect of Performance Units is generally contingent, in whole or in part, upon (i) the achievement of the Performance Objective and (ii) except as provided in Section 4(a) or Section 5 hereof, your continued employment with the Company through the end of the Performance Period.

            (b)        Dividend Equivalents. With respect to each outstanding Performance Unit, the Company shall credit a book entry account with an amount equal to the amount of any cash dividend paid during the Performance Period on one share of Common Stock. The amount credited to such book entry account shall be payable to you at the same time or times, and subject to the same terms and conditions as are applicable to, your Performance Units; provided that, if more than the Initial Performance Units shall become payable in accordance with this Agreement, then the maximum amount payable in respect of such dividend equivalents shall be the amount credited to your book entry account. Dividends and distributions payable on Common Stock other than in cash shall have a value equal to the amount of such dividends reported by the issuer to its shareholders for purposes of Federal income taxation and will be addressed in accordance with Section 9 hereof.

            2.         Performance Objective. The Performance Objective with respect to the Initial Performance Units is based on both (a) the Total Shareholder Return achieved by the Company relative to the Peer Companies (as defined below) for the Performance Period (the “Relative Total Shareholder Return”) and (b) the absolute annualized Total Shareholder Return achieved by the Company for the Performance Period (the “Absolute Total Shareholder Return”). “Total Shareholder Return” shall mean, as to the Company and each of the Peer Companies, the percentage rate of return shareholders receive through stock price changes and the receipt of cash dividends paid over the Performance Period, determined in accordance with the following formula:  (Closing Value minus  Initial Value plus  Cash Dividends) divided by Initial Value, where:

Closing Value means the average of the closing stock prices of the Company or such Peer Company, as applicable, on each trading day during the period beginning on the first day of the calendar month in which the last day of the Performance Period occurs and ending on the last day of the Performance Period; provided, however, that if a Peer Company ceases to have a class of common equity securities listed to trade under Section 12(b) or Section 12(g) of the Exchange Act during the Performance Period (determined after any applicable adjustment by the Committee pursuant to Section 9 hereof), then the Total Shareholder Return for such Peer Company shall be determined by the Committee as provided in the preceding provisions of this sentence but, from and after the date of such cessation, the price per share of such Peer Company’s common stock shall be deemed to be equal to the price per share of such common stock immediately prior to such cessation increased by the interest that would be earned on such amount if it were invested in U.S. Treasury securities of approximate equal duration to the portion of the Performance Period remaining after such cessation. Notwithstanding the foregoing, if Total Shareholder Return for the Company is required to be determined for purposes of Section 5(a) hereof, then the Closing Value with respect to the Company shall mean the fair market value (as determined in good faith by the Committee) of the consideration received by the stockholders of the Company with respect to each share of Common Stock as of the effective time of the Change of Control (as defined in Section 5(e) hereof); provided, however, that if such Change of Control is effected in a manner that does not result in the stockholders of the Company receiving consideration in exchange for their Common Stock, then such Closing Value shall mean the Fair Market Value on the Change of Control Date (as defined in Section 5 hereof).

Initial Value means the average of the closing stock prices of the Company or such Peer Company, as applicable, on each trading day in the calendar month immediately preceding the first day of the Performance Period. The Initial Value of the Common Stock to be used to determine the Company’s Total Shareholder Return over the Performance Period is $142.96 per share.

Cash Dividends means the aggregate amount of cash dividends per share paid over the Performance Period by the Company or such Peer Company, as applicable.

Achievement with respect to the portion of the Performance Objective that is based on Relative Total Shareholder Return shall be determined by the Committee based on the Company’s relative ranking in respect of the Performance Period with regard to Total Shareholder Return as compared to Total Shareholder Return of the Peer Companies, and shall be a percentage determined in accordance with the table set forth in Appendix A hereto. A company shall be a “Peer Company” if it is one of the companies listed on Appendix A hereto. Achievement with respect to the portion of the Performance Objective that is based on Absolute Total Shareholder Return shall be determined by the Committee based on the Company’s annualized Total Shareholder Return achieved over the Performance Period, and shall be a percentage determined in accordance with the provisions set forth in Appendix A hereto. As soon as administratively practicable following the end of the Performance Period (but in no event later than the 15th day of the third calendar month following the calendar month in which the Performance Period ends), the Committee shall certify whether and to the extent that the Performance Objective has been achieved and will determine the number of Performance Units, if any, determined to be earned for the Performance Period (which number of Performance Units shall equal the product of the Initial Performance Units (subject to adjustment as set forth in Section 9 hereof) multiplied by the percentage determined with respect to Relative Total Shareholder Return pursuant to the table set forth in Appendix A hereto multiplied by the percentage determined with respect to Absolute Total Shareholder Return in accordance with the provisions set forth in Appendix A hereto). The number of Performance Units, if any, determined by the Committee to be earned pursuant to the preceding provisions of this Section 2 shall be referred to as the “Earned Performance Units.”

            3.         Conversion of Performance Units; Delivery of Common Stock with respect to Performance Units. Unless an earlier date applies pursuant to Section 5(c) hereof, payment in respect of Earned Performance Units shall be made not later than the 15th day of the third calendar month following the calendar month in which the Performance Period ends. All payments in respect of Earned Performance Units shall be made in freely transferable shares of Common Stock. Neither this Section 3 nor any action taken pursuant to or in accordance with this Section 3 shall be construed to create a trust of any kind. Any shares of Common Stock issued to you pursuant to this Agreement in settlement of Earned Performance Units shall be in book entry form registered in your name. Any fractional Earned Performance Units shall be rounded up to the nearest whole share of Common Stock.

            4.         Termination of Employment.

            (a)        Death, Disability or Retirement. In the event that your employment with the Company terminates during the Performance Period due to your death, due to your Disability (as defined below), or, subject to the provisions of Section 4(d) hereof, on your Retirement Date by reason of your retirement as provided in Section 3.1 of the Employment Agreement, then you shall be deemed to have earned, as of the end of the Performance Period, that number of Performance Units equal to the number of Earned Performance Units that you would have earned in accordance with Section 2 hereof had you remained employed through the end of the Performance Period. Any portion of your Performance Units that is eligible to be earned pursuant to the preceding sentence, but is not earned as of the end of the Performance Period, shall terminate and be canceled upon the expiration of the Performance Period.  Distribution of shares of Common Stock in respect of the Performance Units determined to be earned by reason of this Section 4(a) shall be made at the time provided in Section 3 hereof.

            (b)        Other Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event that your employment with the Company terminates prior to the end of the Performance Period for any reason other than those listed in Section 4(a) hereof, all of your Performance Units shall terminate and automatically be canceled upon such termination of employment.

            (c)        Definition of Disability. As used in this Agreement, the term “Disability” shall mean that as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties for six consecutive months, and you shall not have returned to full-time performance of your duties within 30 days after written notice of termination is given to you by the Company (provided, however, that such notice may not be given prior to 30 days before the expiration of such six-month period).

            (d)       Release Requirement.  Notwithstanding the provisions of Section 4(a) hereof, if (i) your employment with the Company terminates on the Retirement Date by reason of your retirement as provided in Section 3.1 of the Employment Agreement and (ii) either (1) you fail to timely execute the release described in Section 5.10(c) of the Employment Agreement or (2) you revoke such release in a timely manner in accordance with the provisions of such release, then, pursuant to Section 5.10(c) of the Employment Agreement, all of your Performance Units shall terminate and automatically be canceled effective as of the Retirement Date.

(e)        Termination of Employment. For all purposes of this Agreement, you will be considered to have terminated from employment with the Company when you incur a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and applicable administrative guidance thereunder; provided, however, that whether such a separation from service has occurred shall be determined based upon a reasonably anticipated permanent reduction in the level of bona fide services to be performed to no more than 49% of the average level of bona fide services provided in the immediately preceding 36 months.

            5.         Change of Control. Notwithstanding the provisions of Section 1 through Section 4 hereof or the terms of any employment agreement between you and the Company or any Affiliate, if you have been continuously employed from the grant date specified above until the date that a Change of Control (as defined below) occurs (the “Change of Control Date”), then upon the occurrence of a Change of Control your rights in respect of the Performance Units shall be determined as provided in Section 5(a) hereof. If your employment shall have terminated prior to the Change of Control Date, but your Performance Units remain outstanding pursuant to Section 4(a) hereof, then your rights in respect of your outstanding Performance Units shall be determined as provided in Section 5(b) hereof.

            (a)        Continuous Employment.  If a Change of Control occurs and your employment has not terminated prior to the Change of Control Date, then you will be issued a number of shares of Common Stock equal to the number of Performance Units that would have become Earned Performance Units in accordance with the provisions of Section 2 hereof assuming that:

            (i)         the Performance Period ended on the Change of Control Date; and

            (ii)        the determination of whether, and to what extent, the Performance Objective is achieved is based on actual performance against the stated performance criteria through the Change of Control Date.

            (b)        Prior Termination of Employment.  If your employment terminated prior to the Change of Control Date, but your Performance Units are still outstanding on such date pursuant to Section 4(a) hereof, then you shall receive a number of shares of Common Stock equal to the number of shares of Common Stock that would have been issued to you determined as though Section 5(a) hereof was applicable to you.

            (c)        Time and Form of Payment.  Any shares of Common Stock issuable pursuant to this Section 5 shall be issued immediately following (and not later than five business days after) the Change of Control Date and shall be fully earned and freely transferable as of the Change of Control Date. Notwithstanding anything else contained in this Section 5 to the contrary (other than Section 5(d)), if the Change of Control involves a merger, reclassification or other reorganization or business combination pursuant to which the Common Stock is exchanged for or converted to stock of the surviving or continuing corporation in such transaction, the successor or continuing entity to the Company or the direct or indirect parent of the Company (collectively, the “Successor Corporation”), then you shall receive, instead of each share of Common Stock otherwise deliverable hereunder, the same consideration (whether stock, cash or other property) payable or distributable in such transaction in respect of a share of Common Stock. Any property distributed pursuant to this Section 5(c), whether in shares of the Successor

Corporation or otherwise, shall in all cases be freely transferable without any restriction (other than any such restriction that may be imposed by applicable law), and any securities issued hereunder shall be registered to trade under the Exchange Act, and shall have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

            (d)       Alternative Form of Payment.  Notwithstanding anything else contained in this Section 5 to the contrary, the Committee may elect, at its sole discretion by resolution adopted prior to the Change of Control Date, to have the Company satisfy your rights in respect of the Performance Units (as determined pursuant to the foregoing provisions of this Section 5), in whole or in part, by having the Company make a cash payment to you within five business days of the Change of Control Date in respect of all such Performance Units or such portion of such Performance Units as the Committee shall determine. Any cash payment for any Performance Unit shall be equal to the Fair Market Value of the number of shares of Common Stock into which it would convert, determined on the Change of Control Date.

(e)        Definition of Change of Control.  As used in this Agreement, the term “Change of Control” shall mean:

(i)         a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (1) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (2) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event;

(ii)        the dissolution or liquidation of the Company;

(iii)       when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company; or

(iv)       individuals, who, as of the grant date specified above, constitute members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such grant date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group other than the Board.

For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which case the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change of Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

6.         Clawback and Forfeiture under Certain Circumstances.   Notwithstanding any provisions in this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement or the sale of shares of Common Stock shall be subject to a clawback to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule. In addition, notwithstanding any provisions herein to the contrary, the Committee may terminate your Award if it determines that you have engaged in conduct that would permit the Company to terminate your employment for cause. For purposes of the preceding sentence, the term “cause” has the meaning assigned to such term in your employment agreement with the Company or an Affiliate; provided, however, that in the absence of such an employment agreement or if such employment agreement does not define the term “cause,” then “cause” means a determination by the Company that you have (a) engaged in conduct that is injurious (monetarily or otherwise) to the Company or any Affiliate (including, without limitation, misuse of any of the Company’s funds or other property), (b) been convicted of, or pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with any felony or any other crime involving fraud, dishonesty or moral turpitude, (c) breached any material provision of the Plan, this Agreement or any other written agreement or corporate policy or code of conduct established by the Company or its Affiliates, (d) engaged in gross negligence or willful misconduct in the performance of your duties, or (e) refused without proper legal reason to perform your duties.

            7.         Nontransferability of Awards. The Performance Units granted hereunder may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, other than by will or by the laws of descent and distribution. Following your death, any shares distributable (or cash payable) in respect of Performance Units will be delivered or paid, at the time specified in Section 3 hereof or, if applicable, Section 5 hereof, to your beneficiary in accordance with, and subject to, the terms and conditions hereof and of the Plan.

            8.         Beneficiary Designation. You may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom shall be delivered or paid under this Agreement following your death any shares that are distributable or cash payable hereunder in respect of your Performance Units at the time specified in Section 3 hereof or, if applicable, Section 5 hereof. Each designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the

Committee during your lifetime. In the absence of any such effective designation, shares issuable and cash payable in connection with your death shall be paid to your surviving spouse, if any, or otherwise to your estate.

            9.         Adjustments in Respect of Performance Units. In the event of any common stock dividend or common stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change with regard to the Company or any Peer Company (other than the payment of cash dividends), appropriate adjustments shall be made by the Committee to the Initial Value of the corresponding common stock, and, if any such event occurs with respect to the Company, in the aggregate number of Performance Units subject to this Agreement. The Committee’s determination with respect to any such adjustment shall be conclusive.

            10.       Effect of Settlement. Upon conversion into shares of Common Stock (or Successor Corporation common stock) pursuant to Section 3 or Section 5 hereof, a cash settlement of your rights, at the election of the Committee at its sole discretion pursuant to Section 5(d) hereof, or a combination of the issuance of Common Stock and the payment of cash in accordance with any applicable provisions of this Agreement, all of your Performance Units subject to the Award shall be cancelled and terminated. If and to the extent that you are still employed at the end of the Performance Period, and none of your Performance Units shall have become earned in accordance with the terms of this Agreement, all such Performance Units subject to the Award shall be cancelled and terminated.

            11.       Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

            12.       Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

            13.       Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree with the Company that you will keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

            14.       Payment of Taxes. The Company may from time to time require you to pay to the Company (or an Affiliate if you are an employee of an Affiliate) the amount that the Company deems necessary to satisfy the Company’s or its Affiliate’s current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, unless another arrangement is permitted by the

Company in its discretion, the Company shall withhold from the shares of Common Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value at the time as of which such determination is made. In the event the Company subsequently determines that the aggregate Fair Market Value of any shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company’s request, the amount of that deficiency.

            15.       Right of the Company and Affiliates to Terminate Your Employment. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate your employment at any time for any or no reason; provided, however, that any such termination shall be subject to the terms and conditions of any employment agreement between you and the Company or any Affiliate.

            16.       No Liability for Good Faith Determinations. Neither the Company nor the members of the Board and the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Performance Units granted hereunder.

            17.       No Guarantee of Interests. The Board, the Committee and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

            18.       Company Records. Records of the Company or its Affiliates regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

            19.       Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

            20.       Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or you may change, at any time and from time to time, by written notice to the other, the address which it or you had previously specified for receiving notices.

            The Company and you agree that any notices shall be given to the Company or to you at the following addresses:

Company:

Concho Resources Inc.

Attn: Corporate Secretary

One Concho Center

600 W. Illinois Avenue

Midland, Texas 79701

Holder:            At your current address as shown in the Company’s records.

            21.       Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

            22.       Successor. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

            23.       Headings. The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

            24.       Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental or regulatory authority (including any applicable stock exchange) required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

            25.       Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

            26.       Amendment. This Agreement may be amended at any time unilaterally by the Company provided that such amendment is consistent with all applicable laws and does not reduce any rights or benefits you have accrued pursuant to this Agreement. This Agreement may also be amended at any time unilaterally by the Company to the extent the Company believes in good faith that such amendment is necessary or advisable to bring this Agreement into compliance with any applicable laws, including Section 409A of the Code.

            27.       The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

            28.       Agreement Respecting Securities Act. You represent and agree that you will not sell the Common Stock that may be issued to you pursuant to your Performance Units except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act (including Rule 144).

            29.       No Stockholder Rights. The Performance Units granted pursuant to this Agreement do not and shall not entitle you to any rights as a stockholder of Common Stock until such time as you receive shares of Common Stock pursuant to this Agreement. Your rights with respect to the Performance Units shall remain forfeitable at all times prior to the date on which rights become earned in accordance with this Agreement.

[Signatures on the following page.]

If you accept this Performance Unit Award Agreement and agree to its terms and conditions, please so confirm by signing and returning the duplicate of this Agreement enclosed for that purpose.

Very Truly Yours,

                                                            CONCHO RESOURCES INC.

                                                            By: /s/ Timothy A. Leach

                                                            Name:  Timothy A. Leach

                                                            Title:    Chief Executive Officer

ACKNOWLEDGED AND AGREED:

By: /s/ E. Joseph Wright

      E. Joseph Wright

Appendix A

Determination of Earned Performance Units

A.        Relative Total Shareholder Return

Peer Companies:

OXY    Occidental Petroleum Corporation

EOG    EOG Resources, Inc.

APC     Anadarko Petroleum Corporation

DVN    Devon Energy Corporation

APA     Apache Corporation

MRO    Marathon Oil Corporation

PXD     Pioneer Natural Resources

CLR     Continental Resources, Inc.

NBL     Noble Energy, Inc.

HES     Hess Corporation

COG    Cabot Oil & Gas Corporation

SWN    Southwestern Energy Company

XEC     Cimarex Energy Co.

RRC     Range Resources Corporation

NFX     Newfield Exploration Company

FANG  Diamondback Energy, Inc.

Determination of Percentage Attributable to Relative Total Shareholder Return:

The percentage attributable to the achievement of Relative Total Shareholder Return shall be determined in accordance with the following table based on the Company’s relative ranking in respect of the Performance Period with regard to Total Shareholder Return as compared to Total Shareholder Return of the Peer Companies (straight line interpolation will be used between levels):

Company’s Relative Ranking	Applicable Percentage
90th Percentile or Above	200%
70th Percentile	150%
50th Percentile	100%
25th Percentile	50%
Below the 25th Percentile	0%

B.         Absolute Total Shareholder Return

The percentage attributable to the achievement of Absolute Total Shareholder Return shall be determined in accordance with the following table based on the Company’s annualized Total Shareholder Return for the Performance Period:

Company’s annualized Total Shareholder Return for the Performance Period	Applicable Percentage
Less than 0%	50%
0% to 15%	100%
Greater than 15%	150%